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                                                                    EXHIBIT 23.1

                                       CONSENT

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the Prospectus included therein. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


/s/ ELIAS, MATZ, TIERNAN & HERRICK LLP

Washington, D.C.
March 5, 1998